EXHIBIT 10.114
2007 INCENTIVE BONUS PLAN
1.0	PURPOSE
1.1	The Incentive Bonus Plan (“Plan”) is established to incent and reward eligible participants identified in section 5.1.1 (“Participant”) for performance towards Company Business and Individual Targets for the current Fiscal Year.
2.0	BONUS ELIGIBILITY
2.1	Bonus eligibility is a percentage of a Plan Participant’s base salary. Bonus eligibility varies by position level.
3.0	MEASUREMENT CRITERION
3.1	Bonus payments under the Plan are based on two measures, Company Business Targets and Individual Targets. The percentage weighting of each of the two measures for purposes of bonus calculation varies by position level.
3.1.1	COMPANY BUSINESS TARGETS
3.1.1.1	This plan measure is established for the Plan Year by Executive Management and the Company’s Board of Directors. Payout for Company Business Targets is scaled depending on performance vs. the targets. Payout is annually per the matrix in Appendix A.
3.1.1.1.1	For the CEO and CFO, Company Business Targets are based on Earnings per Share (EPS) and Revenue Growth.
3.1.1.1.2	For all other Plan participants, Company Business Targets are based on Operating Income and Revenue Growth.
3.1.1.2	A minimum threshold of Company results must be achieved (per the Payout Matrix in Appendix A) for Company Business Targets payout to occur. The maximum payout for the Company Business Targets is 150%.

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3.1.2	INDIVIDUAL TARGETS
3.1.2.1	Specific and measurable Individual Targets (goals) are established for the Plan Year for each Plan Participant.
3.1.2.2	Individual Targets are jointly developed by the Plan Participant and his/her Manager and relate to specific and measurable goals that are directly controllable by the individual and help drive overall Company Goals.
3.1.2.3	Payout for the Individual Target is from 0% to 100% of the individual’s bonus eligibility. Payout is dependent on an evaluation of percentage of completion of Individual Targets by the Plan Participant’s Manager using a rating of 0% to 100%. The Functional or Department Head must approve the rating prior to bonus payout.
3.1.2.4	Individual Target payout may occur even if Company Business Target thresholds have not been met.
3.1.2.5	The President and Chief Executive Officer in coordination with the Senior Vice President, Human Resources give final approval to the rating prior to bonus payout.
3.1.3	Payout can be received for Company Business Targets alone, Individual Targets alone, or both Company Business Targets and Individual Targets. For example, although a participant may not receive a payout for Company Business Target because the minimum threshold (see section 3.1.1.2) is not achieved, the participant can nevertheless receive a payout for Individual Targets if requirements are met.
4.0	PART-YEAR PARTICIPANTS
4.1	Participants who join the Plan during the Plan Year are eligible to participate as follows:
4.1.1	For Company Business and Individual Targets, participants who join the Plan during the year are eligible for a pro-rata bonus based on the first full month in which they joined the Plan, assuming minimum Plan thresholds are met. Participants who join the Plan during the fourth calendar quarter of the Fiscal Year are not eligible to participate in the Plan for that year.
4.2	If a Participant’s employment with the Company terminates during the Plan year, then (s)he ceases to be a Participant under the Plan on the date employment is terminated, in which case a bonus will neither be earned nor paid. If a Participant changes his or her position within the Company during the Plan year such that (s)he is no longer an eligible participant identified in section 5.1.1, then (s)he ceases to be a Participant under the Plan on the date of such change, in which case a prorated bonus would be earned through the date of such change, and be subject to Section 6.0.

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5.0	PROMOTIONS WITHIN THE PLAN YEAR
5.1	Promotions during the plan year will be handled as follows:
5.1.1	For the Company Business and Individual Targets, bonus calculations will be prorated based on the period of time in each position level and the prorated salary for each position held.

Example:	Joe StarTek receives a promotion from Director (Salary $80,000) to Vice President (Salary $100,000) as of June 16, XXXX:

		PLAN MEASURES AS A PERCENTAGE
		OF BONUS
	%	Individual	Company Business
LEVEL	Base	Targets	Targets

Director	15%	40%	60%

Sr Director	20%	35%	65%

Vice President	30%	30%	70%

Sr Vice President	40%	25%	75%

COO	50%	25%	75%

CFO	50%	0%	100%

CEO	100%	0%	100%
Company Business and Individual Targets
Bonus calculation will be based on 167 days at Director Level, 15% of base (Individual Target at 40% and Company Business Target at 60%) with base salary of $80,000 prorated and 198 days at Vice President Level, 30% of base (Individual Target at 30% and Company Business Target at 70%) with base salary of $100,000 prorated.
6.0	PAYMENT FROM THE PLAN
6.1	For Company Business and Individual Targets, bonus payout is made after the close of the financial books for the Plan Year and approval of the Board of Directors.
6.2	Payment is made to Plan Participants as a lump sum “bonus” less required payroll taxes and withholdings.
6.3	In order to receive payment from the Plan, a participant must be in “active” status on the company payroll at the time the annual payments are made.

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7.0	PLAN APPROVALS
7.1	The Incentive Bonus Plan is subject to approval annually by the Board of Directors.
8.0	CHANGEABILITY
8.1	StarTek management reserves the right to change, suspend or eliminate this Plan, in whole or in part, at any time, with or without notice to Plan Participants.
9.0	RELATED DOCUMENTS
9.1	Appendix A: Company Business Target Matrixes

9.2	Appendix B: Individual Goals Form
APPROVALS:

Susan L. Morse	A. Larry Jones
SVP, Human Resources	President and Chief Executive Officer

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